UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 7, 2016
(Date of earliest event reported)

FEDERATED NATIONAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 293-2532

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

Hurricane Hermine made landfall in Florida on Friday, September 2, 2016, as a Category 1 hurricane. The storm bands affected the Panhandle and the west coast of Florida as far south as the Tampa/St. Petersburg area. The hurricane quickly diminished to a tropical storm and traveled up the east coast of the United States over the weekend. Federated National Insurance Company’s insureds have incurred wind and water related loses.  We currently anticipate that Federated National Insurance Company will have losses totaling approximately $4.0 million, net of reinsurance, in connection with this storm.  Monarch National Insurance Company’s losses in connection to this hurricane are expected to be minimal. The Company has reinsurance that covers $1.58 billion in excess of $18.45 million of covered losses and has deployed the appropriate resources to best serve our policyholders in their time of need.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED NATIONAL HOLDING COMPANY

Date: September 7, 2016	By: /s/ Michael H. Braun
Name: Michael H. Braun
Title: Chief Executive Officer and President
(Principal Executive Officer)